TEEKAY LNG PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE
TEEKAY LNG PARTNERS L.P. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2006 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, February 14, 2007 - Teekay LNG Partners L.P. (NYSE: TGP) plans to release its financial results for the fourth quarter and fiscal year 2006 after market close on Wednesday, February 21, 2007.

The Partnership plans to host a conference call on Friday, February 23 at 11:00 a.m. (ET) to discuss the results for the quarter and fiscal year. All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 234-7330 or (706) 634-5011 if outside North America;
•	By accessing the webcast, which will be available on Teekay LNG Partners web site at www.teekaylng.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, March 2, 2007 by dialing (800) 642-1687 or (706) 645-9291 and entering access code 7234390.

About Teekay LNG Partners L.P.

Teekay LNG Partners L.P. is a publicly-traded master limited partnership formed by Teekay Shipping Corporation (NYSE: TK) as part of its strategy to expand its operations in the liquefied natural gas (LNG) and liquefied petroleum gas (LPG) shipping sectors. Teekay LNG Partners L.P. provides LNG, LPG and crude oil marine transportation services under long-term, fixed-rate time charter contracts with major energy and utility companies through its fleet of thirteen LNG carriers, four LPG carriers and eight Suezmax class crude oil tankers. Seven of the thirteen LNG carriers and three of the LPG carriers are newbuildings scheduled for delivery between early 2007 and mid-2009.

Teekay LNG Partners’ common units trade on the New York Stock Exchange under the symbol “TGP”.

For Investor Relations enquiries contact:
Scott Gayton
Tel: +1 (604) 609-6442

For Media enquiries contact:
Kim Barbero
Tel: +1 (604) 609-4703

Web site: www.teekaylng.com

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